Exhibit 99.1

 NEW FRONTIER MEDIA REPORTS OPERATING INCOME OF $4.4 MILLION FOR THIRD QUARTER

    BOULDER, Colo., Feb. 10 /PRNewswire-FirstCall/ --
New Frontier Media, Inc. (Nasdaq: NOOF), a leader in the electronic distribution of adult entertainment, announced that it generated operating income of $4.4 million for the third quarter ended December 31, 2004, as compared to operating income of $3.0 million for the same quarter a year ago, representing an increase of 47%.

    The Company reported earnings of $0.13 per fully diluted share for its current year quarter, net of a quarterly tax rate of 35.8%. This compares with $0.12 per fully diluted share for the same quarter a year ago, which reflects no tax expense as taxes were offset fully by net operating losses. In the current year third quarter, the Company's tax rate was higher than in the previous two quarters due to an increase in the Company's annual effective tax rate, from 30% to 32%. This change in annual effective tax rate is due to an increase in the projected pre-tax book income that was used to calculate the Company's effective tax rate earlier in the year, as well as other miscellaneous factors.

    The Company reported net revenue for the current year quarter of $12.0 million compared to $10.8 million for the same quarter a year ago, representing an increase of 11%. Net income for the current year quarter was $2.9 million, net of tax, as compared to net income of $2.7 million for the third quarter a year ago, which reflects no tax expense. Net income for the current year quarter includes a restructuring gain of $0.2 million related to the reversal of a portion of the Internet Group's rent-restructuring accrual.

    "We continue to be pleased with our fiscal 2005 operating results. Cash flow from operations remains strong and we now show over $30 million in cash and investments on our balance sheet," stated Michael Weiner, Chief Executive Officer of New Frontier Media, Inc. "Our distribution on the video-on-demand platform is growing even in the face of increasing competition. Additionally, I am particularly pleased that the Company is able to leverage its significant content and technology resources to seek new revenue from emerging platforms such as wireless," continued Mr. Weiner.

    Pay TV
    The Company's Pay TV Group reported revenue of $11.3 million for the quarter ended December 31, 2004, as compared to $10.0 million for the quarter ended December 31, 2003, which represents an increase of 13%. Of this, revenue from the Pay TV Group's Cable/DBS/Hotel services increased 21% to $10.4 million for the quarter ended December 31, 2004, from $8.6 million for the quarter ended December 31, 2003. This increase in Cable/DBS/Hotel revenue is related to an increase in the distribution of the Pay TV Group's video-on- demand ("VOD") service. The Pay TV Group's VOD service, branded as TEN*On Demand, is now distributed to 16.2 million VOD-enabled cable households, an 82% increase over the quarter a year ago, and 840,000 hotel rooms in the U.S. Revenue from the Pay TV Group's VOD service increased 30% year-over-year for the quarter.

    The Pay TV Group also experienced a 17% increase in its pay-per-view revenue year-over-year for the quarter. This increase is related to an increase in the Pay TV Group's network household distribution as well as to a 13% increase in revenue from its largest customer. The Pay TV Group's network household distribution, excluding VOD distribution, increased to 59.3 million as of December 31, 2004 from 49.2 million as of the quarter a year ago, representing a 21% increase.

    Revenue from the Pay TV Group's C-Band services declined 36% to $0.9 million for the quarter ended December 31, 2004, from $1.4 million for the quarter a year ago.

    EBITDA for the Pay TV Group was $6.1 million for the quarter ended December 31, 2004, as compared to EBITDA of $4.8 million for the quarter ended December 31, 2003, representing an increase of 27%. Gross margin for the Pay TV Group increased to 67% for the quarter ended December 31, 2004, from 61% for the quarter a year ago. Operating expenses were 17% of net revenue for the quarter ended December 31, 2004, as compared to 18% for the quarter a year ago. Overall, operating expenses increased 6% year-over-year for the quarter due to an increase in sales and marketing costs.

    Internet Group
    The Company's Internet Group reported net revenue of $0.7 million for the quarter ended December 31, 2004, as compared to $0.8 million for the quarter ended December 31, 2003, representing a decrease of 13%. EBITDA for the Internet Group was $0.2 million for the quarters ended December 31, 2004 and 2003, respectively. EBITDA for the current year third quarter was determined prior to a restructuring gain of $0.2 million.

    Corporate Administration Expenses
    Corporate administration expenses were $1.5 million for the quarter ended December 31, 2004 as compared to $1.3 million for the quarter a year ago, representing an increase of 15%. This increase is primarily related to expenses associated with the Company's efforts to comply with Section 404 of the Sarbanes-Oxley Act.

    Income Taxes
    The Company's annual effective tax rate increased during the current quarter due to an increase in the projected pre-tax book income upon which its annual tax rate was based, as well as other miscellaneous factors. The annual effective tax rate for the year is now 32%, up from 30% in prior quarters.

    In addition, the Company expects to pay approximately $3.0 million in taxes for the current fiscal year.

    Future Outlook
    Based on the increase in the Company's annual effective tax rate, and the impact that increased competition may have on the Company's VOD's business, 2005 fiscal year annual guidance is being updated as follows:

     Revenue guidance is being changed from $48 -- 50 million to $46.5 -- 48 million.

     Net income guidance is being changed from $10.9 -- 12.4 million to $10.6 -- $11.6 million

     EPS guidance is being changed from $0.46 -- $0.52 per share to $0.45 -- $0.50 per share

    Conference Call Information
    New Frontier Media, Inc. will be conducting its conference call and web cast to discuss earnings today at 11 a.m. Eastern Time. The participant phone number for the conference call is (800)-257-7087. To participate in the web cast please log on to www.noof.com and click on "Investor Relations" and then "Webcasts & Events". A replay of the conference call will be available for seven days after 1 p.m. Eastern Time on February 10, 2005 at (800)-405-2236, access code 11023297#. The replay will also be archived for twelve months on the Corporate web site at www.noof.com. This press release can be found on the Company's corporate web site, www.noof.com, under "Investor Relations/News Releases."

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", or variations of such words are intended to identify such forward-looking statements. All statements in this release about the future outlook related to New Frontier Media and statements related to our expectation that we will pay approximately $3.0 million in taxes for the current fiscal year, that we will achieve our updated guidance, and the outcome of any contingencies are forward-looking statements. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

    ABOUT NEW FRONTIER MEDIA, INC.
    New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Broadband and video-on-demand.

    The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view, video-on-demand, and subscription TV networks and services to over 75 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TEN(TM), TEN*Clips(TM), TEN*Xtsy(TM), TEN*Blue(TM), TEN*Blox(TM), TEN*Max(TM) and TEN*On Demand(TM). These networks and services represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

    For more information about New Frontier Media, Inc. contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

                         Consolidated Operating Results
                      (in '000's except per share amounts)

                                           Quarter Ended              Nine Months Ended
                                             December 31,               December 31,
                                      ----------    ----------    ----------    ----------
                                         2004          2003          2004          2003
                                      ----------    ----------    ----------    ----------
Revenue                               $   11,991    $   10,779    $   35,493    $   31,778
Cost of Sales                             (4,000)       (4,220)      (12,078)      (12,407)
Gross Profit                               7,991         6,559        23,415        19,371
Operating Expenses                        (3,553)       (3,553)      (10,763)      (10,970)
Operating Income                           4,438         3,006        12,652         8,401
Other Income/(Expense)                       118          (276)          195          (815)
Net Income Before Taxes               $    4,556    $    2,730    $   12,847    $    7,586
Provision for income taxes                (1,632)            0        (4,133)           (2)
Net Income                            $    2,924    $    2,730    $    8,714    $    7,584
Basic Income Per Share                $     0.13    $     0.13    $     0.39    $     0.38
Diluted Income Per Share              $     0.13    $     0.12    $     0.38    $     0.35
Basic shares outstanding                  21,995        20,603        22,194        19,998
Diluted shares outstanding                23,017        22,590        23,089        21,706

                     Reconciliation of Net Income to EBITDA
                                   as reported

                                           Quarter Ended              Nine Months Ended
                                             December 31,               December 31,
                                      ----------    ----------    ----------    ----------
                                         2004          2003          2004          2003
                                      ----------    ----------    ----------    ----------
Net Income                            $    2,924    $    2,730    $    8,714    $    7,584
Adjustments:
           Dep'n and Amort.(1)               427           541         1,331         1,598
           Restructuring Gain               (146)            0          (146)            0
           Interest Expense                   23           416            84         1,086
           Interest Income                  (121)          (10)         (235)          (29)
           Income Taxes                    1,632             0         4,133             2
EBITDA as reported                    $    4,739    $    3,677    $   13,881    $   10,241

(1) Amortization excludes amortization of content licenses

The Condensed Statement of Operations should be read in conjunction with the Company's Form 10Q, 10-K and other filings with the Securities and Exchange Commission.
To obtain a copy please contact New Frontier Media, Inc.

                           Consolidated Balance Sheet
                                    (in 000s)

                                                               December 31,      March 31,
                                                                  2004             2004
                                                               ------------    ------------
CURRENT ASSETS:
        Cash and cash equivalents                              $     17,448    $     15,352
        Investments                                                   9,854           1,478
        Accounts receivable, net                                      7,438           6,872
        Prepaid expenses                                                456             497
        Deferred Tax Asset                                              534               0
        Other                                                           711             236
                TOTAL CURRENT ASSETS                                 36,441          24,435
FURNITURE AND EQUIPMENT, net                                          3,623           3,727
OTHER ASSETS:
        Prepaid distribution rights, net                              9,974          11,627
        Goodwill                                                      3,743           3,743
        Investments                                                   3,255               0
        Other identifiable intangible
         assets, net                                                    165             356
        Deposits                                                         41             156
        Other                                                           618             718
                TOTAL OTHER ASSETS                                   17,796          16,600
TOTAL ASSETS                                                   $     57,860    $     44,762
CURRENT LIABILITIES:
        Accounts payable                                       $      1,449    $      1,767
        Current portion of capital
         lease obligations                                              201             356
        Deferred revenue                                                717           1,304
        Current portion of notes payable                                344             653
        Taxes Payable                                                 2,392               0
        Accrued restructuring expense                                   494           1,026
        Accrued Compensation                                          1,221             952
        Accrued Liabilities                                           1,175           1,259
                TOTAL CURRENT LIABILITIES                             7,993           7,317
LONG TERM LIABILITIES:
        Obligations under capital
         lease, net of current portion                                   19             154
        Note Payable, net of current
         portion                                                          0             275
        Deferred tax liability                                          170               0
                TOTAL LONG-TERM LIABILITIES                             189             429
                        TOTAL LIABILITIES                             8,182           7,746
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
        Common stock                                                      2               2
        Additional paid-in capital                                   53,580          49,590
        Accumulated deficit                                          (3,862)        (12,576)
        Other comprehensive
         income/(loss)                                                  (42)              0
                TOTAL SHAREHOLDERS' EQUITY                           49,678          37,016
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $     57,860    $     44,762

SOURCE  New Frontier Media, Inc.
    -0-                             02/10/2005
    /CONTACT: Karyn L. Miller, Chief Financial Officer of New Frontier Media, Inc., +1-303-444-0900, ext. 102, kmiller@noof.com/
    /Web site:  http://www.noof.com/